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CUSIP No. 685932105                 SCHEDULE 14A                    Page 1 of 6
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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ] Preliminary proxy statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2).

[ ] Definitive proxy statement.

[ ] Definitive additional materials.

[X] Soliciting material under Rule 14a-12.

                          OREGON TRAIL FINANCIAL CORP.
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                (Name of Registrant as Specified in its Charter)

                        STILWELL VALUE PARTNERS II, L.P.
                            STILWELL ASSOCIATES, L.P.
                               STILWELL VALUE LLC
                                 JOSEPH STILWELL
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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:


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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:



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CUSIP No. 685932105                 SCHEDULE 14A                    Page 3 of 6
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                                    Filed by
          STILWELL VALUE PARTNERS II, L.P., STILWELL ASSOCIATES, L.P.,
                 STILWELL VALUE LLC AND JOSEPH STILWELL pursuant
              to Rule 14a-12 of the Securities Exchange Act of 1934

               Subject Company: Oregon Trail Financial Corporation

                           Commission File No. 0-22953

FOR IMMEDIATE RELEASE

Contact:
Mr. Joseph Stilwell
26 Broadway, 23rd Floor
New York, New York 10004
Phone:  (212) 269-5800
Facsimile:  (212) 269-2675
Email:   Max OTFC@aol.com
----------------------------

Stillwell Value Group Releases Letter to Shareholders of Oregon Trail Financial Corp.

         New York/April 6, 2001 -- Stilwell Value Partners II, L.P., Stilwell Associates, L.P., Stilwell Value LLC and Joseph Stilwell announced today they have released a letter for mailing to the shareholders of Oregon Trail Financial Corp. (NASDAQ: OTFC). A copy of the letter is being filed today with the Securities and Exchange Commission on Schedule 14A and can be viewed on the SEC's website at www.sec.gov.

         In connection with the mailing of the shareholder letter, Mr. Stilwell said: "I believe that ever since the Company went public just over three years ago, this Board and its three successive management teams have done an unsatisfactory job in maximizing value for its shareholders. I also believe there now exist great possibilities for increasing shareholder value that this Board does not appear to be willing to pursue. Instead, despite the Company's poor performance, the present Board has awarded itself generous stock compensation packages and has attempted to entrench themselves. A lawsuit I brought seeks to rectify the entrenchment of one director. They have also tried to prevent me from effectively communicating with my fellow shareholders on an equal footing. Present management is hurting the community by firing 18% of the full-time workforce. It also projects a dismal return on equity for the coming fiscal year and has yet to come forward with a viable business plan. I believe that the best way -- and perhaps the only way -- to maximize shareholder value at this point is through a sale of the Company to a larger, better-run operation."

         The Stilwell Value Group owns 8.5% of Oregon Trail's common stock, and it has announced its intention to run an alternate slate of directors at the upcoming annual meeting.



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CUSIP No. 685932105                 SCHEDULE 14A                    Page 4 of 6
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                        STILWELL VALUE PARTNERS II, L.P.
                            STILWELL ASSOCIATES, L.P.
                               STILWELL VALUE LLC
                                 JOSEPH STILWELL
                          (The "Stilwell Value Group")
                             26 Broadway, 23rd Floor
                            New York, New York 10004
                              Phone: (212) 269-5800
                            Facsimile: (212) 269-2675
                             Email: Max OTFC@aol.com

AN IMPORTANT MESSAGE TO THE SHAREHOLDERS OF
OREGON TRAIL FINANCIAL CORP. FROM THE STILWELL VALUE GROUP

Dear Oregon Trail Financial shareholder:

         I am writing to you as a fellow investor in Oregon Trail Financial Corp. The Stilwell Value Group, which includes accounts I manage and personal investments, owns 284,000 shares, or 8.5%, of Oregon Trail Financial Corp. As you may have read from my Group's Schedule 13Ds on file with the SEC, I am working to improve the situation for us -- the owners. Now I want to share my thoughts and plans directly with you, and I would like to hear your thoughts too.

         I believe that the Company's shareholders have the same goal: to maximize the value of the Company. I also believe, for a number of reasons, that the best way -- and perhaps the only way -- to maximize shareholder value at this point is through a sale of the Company to a larger, better-run operation. I have fought successfully to maximize shareholder value at three other financial institutions culminating in sales. I have urged our Company's Board to explore this possibility by retaining an investment banker or by speaking with potential acquirers. But they tell me they are not interested. Management and the Board argue that they can increase the Company's value through internal growth and "superior" customer service. Yet with three successive management teams in as many years, it is my opinion that the Board has completely "struck out" in this regard:

          o In the three plus years since coming public the Company has failed to earn even a meager 5% return on equity ("ROE") in any year. (ROE is the best and most basic standard by which to judge a thrift's financial performance.) By way of comparison, an investment in a certificate of deposit would have yielded more than management has produced by running our Bank. Even the Board does not deny that this is a remarkably poor performance. The Company's third management team recently announced its plan for "restructuring and strategic focus": to fire 18% of its full time employees and to project a dismal ROE of less than 7% for the coming fiscal year.

          o The Company squandered an opportunity within the past 12 months to repurchase a significant portion of its shares at a substantial discount to book value. Stock repurchases improve ROE, book value, and franchise value. In short, they maximize shareholder value. But management wasted the opportunity and only repurchased a minor portion of the shares that were offered for sale over the past 12 months.

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          o   I believe the Board has been acting more on its own behalf than on our behalf. They received, at no cost, hundreds of thousands of dollars in stock and stock options despite the Company's poor performance. When one of the directors moved out of the market area in violation of the Company's bylaws, the Board tried to "grandfather" him so that he would not lose his unvested options and free shares. I have gone to court to try to remove this director and to put an end to this entrenchment. They also flatly rejected my proposal to add two new capable individuals to the Board. And, the Board is trying to keep me from effectively communicating with you on an equal footing by withholding the complete record of shareholders. I have had to go to court on this issue as well.

         It is my opinion that one of the best ways to maximize shareholder value is through the representation of significant shareholders on the Board. The Stilwell Value Group is the Company's single largest shareholder. My Group will run an alternate slate of directors at the upcoming annual meeting. Through representation on the Board, my Group will attempt to persuade the Board to retain an investment banker and to pursue the sale of the Company. In the period leading up to the annual meeting, I will continue to actively encourage the Company to adopt a more shareholder-friendly approach, and I urge you to do the same. I would appreciate hearing your concerns.

         I also encourage you to contact your financial advisor or broker to discuss the recent merger and acquisition activity in the thrift sector and to discuss the premiums paid for thrifts in these mergers.

REMEMBER: THIS IS OUR COMPANY! WE HAVE THE RIGHT TO INSIST THAT OUR BOARD ACTIVELY SEEK TO MAXIMIZE SHAREHOLDER VALUE!

                                       On behalf of the Stilwell Value Group,
                                       Joseph Stilwell
April 6, 2001
------------------------
Stilwell Value Partners II, L.P., Stilwell Associates, L.P., Stilwell Value LLC, and Joseph Stilwell (the "Group") are participants in the solicitation of proxies from shareholders of Oregon Trail Financial Corp. ("Oregon Trail") for use at the annual meeting of Oregon Trail shareholders to be held in 2001. Information concerning the participants can be found in the Schedule 13D and the related exhibits filed with the Securities and Exchange Commission on November 17, 2000, as amended by additional filings on December 15, 2000, on January 9, 2001, on February 1, 2001, on February 16, 2001 and on March 23, 2001.

Investors are advised to read the Group's preliminary proxy statement and definitive proxy statement when they become available, because these documents will contain important information. Investors may obtain a free copy of the preliminary and definitive proxy statements (when they are available) and other documents filed by the Group with the SEC at the SEC's internet website at www.sec.gov. The preliminary and definitive proxy statements (when they are available) and such other documents may also be obtained free from the Group by directing such request to the Group's proxy solicitor, MalCon Proxy Advisors, Inc., at (212) 619-4565.


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CUSIP No. 685932105                 SCHEDULE 14A                    Page 6 of 6
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                        STILWELL VALUE PARTNERS II, L.P.
                            STILWELL ASSOCIATES, L.P.
                               STILWELL VALUE LLC
                                 JOSEPH STILWELL
                             26 Broadway, 23rd Floor
                            New York, New York 10004

        This does not constitute a request for a proxy. You will receive a definitive proxy statement the same time as a proxy is requested from you.

We would like to hear from you. We would appreciate it if you would take a few minutes to fill out the information requested below. Thank you for your time and cooperation.
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SHAREHOLDER INFORMATION

NAME:             _______________________________________________
FIRM:             _______________________________________________
ADDRESS:          ________________________________________________
CITY:             ________________________STATE: ____ZIP: ________
PHONE:            ____________________________FAX: _______________

I HOLD MY OREGON TRAIL SHARES THROUGH:

--------------------------------------      ---------------------------
 (NAME OR BROKERAGE FIRM OR BANK)             (NUMBER OF SHARES OWNED)

STOCK BROKER OR FINANCIAL ADVISOR INFORMATION
NAME:             ___________________________________________
FIRM:             ___________________________________________
ADDRESS:          ____________________________________________
CITY:             ____________________STATE: ____ZIP: ________
PHONE:            ________________________FAX:  ______________

COMMENTS:

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PLEASE MAIL THIS FORM TO OUR ATTENTION AT THE ADDRESS INDICATED ABOVE. IF YOU
PREFER, YOU MAY FAX IT TO THE STILWELL VALUE GROUP AT (212) 269-2675; ATTN: MR. JOSEPH STILWELL